UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2018

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 9, 2018, Liberty Interactive Corporation, a Delaware corporation (“Liberty Interactive”), Liberty Interactive LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Liberty Interactive (“LI LLC”), and GCI Liberty, Inc. (formerly known as General Communication, Inc.), an Alaska corporation (“GCI Liberty”), completed the series of transactions contemplated by the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among Liberty Interactive, LI LLC, and GCI Liberty (as amended by Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017, and by Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, the “Reorganization Agreement”).

As previously reported, on March 8, 2018, at 4:21 p.m., New York City time, pursuant to the terms of GCI Liberty’s amended and restated articles of incorporation and in accordance with the terms of the Reorganization Agreement, each outstanding share of GCI Liberty’s former Class A-1 common stock, no par value, and each outstanding share of GCI Liberty’s former Class B-1 common stock, no par value, automatically converted (the “Auto Conversion”) into (i) 0.63 shares of GCI Liberty’s Class A common stock, no par value (“GLIBA”), and (ii) 0.20 shares of GCI Liberty’s Series A Cumulative Redeemable Preferred Stock.

On March 9, 2018, at 8:00 a.m., New York City time (the “Contribution Effective Time”), in accordance with the terms of the Reorganization Agreement, Liberty Interactive and LI LLC contributed their entire equity interests in Liberty Broadband Corporation, Charter Communications, Inc., LendingTree, Inc. and Evite and other assets and liabilities attributed to Liberty Interactive’s Ventures Group (following the reattribution by Liberty Interactive of certain assets and liabilities from its Ventures Group to its QVC Group) to GCI Liberty in exchange for, together with certain other consideration, the issuance to LI LLC of 81,706,919 shares of GLIBA, and 4,455,308 shares of GCI Liberty’s Class B common stock, no par value (“GLIBB”), representing a controlling interest in GCI Liberty (the “Contribution”).

On March 9, 2018, at 4:01 p.m., New York City time (the “Split-Off Effective Time”), Liberty Interactive completed its previously announced split-off (the “Split-Off”) of GCI Liberty.  The Split-Off was accomplished by the redemption (the “Redemption”) by Liberty Interactive of (i) each outstanding share of its Series A Liberty Ventures common stock, $0.01 par value (“LVNTA”), for one share of GLIBA, with no shares of LVNTA remaining outstanding, and (b) each outstanding share of its Series B Liberty Ventures common stock, $0.01 par value (“LVNTB”, and together with LVNTA, the “Liberty Ventures Common Stock”), for one share of GLIBB, with no shares of LVNTB remaining outstanding, with the effect that GCI Liberty was split-off from Liberty Interactive, and Liberty Interactive ceased to have an equity interest in GCI Liberty.

On March 9, 2018, in connection with the Split-Off, Liberty Interactive entered into the following agreements (the “Split-Off Agreements”):

•                  a Tax Sharing Agreement, by and between GCI Liberty and Liberty Interactive, which governs GCI Liberty’s and Liberty Interactive’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters; and

•                  an Indemnification Agreement, by and among GCI Liberty, Liberty Interactive, LI LLC and LV Bridge, LLC, a Delaware limited liability company and now an indirect, wholly-owned subsidiary of GCI Liberty, which governs, among other things, GCI Liberty’s indemnification obligations concerning LI LLC’s 1.75% Charter Exchangeable Debentures due 2046 (the “Exchangeable Debentures”) and a purchase offer to be conducted by LI LLC for the Exchangeable Debentures on terms and conditions (including maximum offer price) reasonably acceptable to GCI Liberty.

The section of Liberty Interactive’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2017 (the “Proxy Statement”) entitled “Certain Relationships and Related Transactions—Relationships Between GCI Liberty and Liberty Interactive and/or and Liberty Media Following the Transactions,” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a session of the Board of Directors of Liberty Interactive (the “Board”) on April 2, 2017, and by written consent dated April 4, 2017, the Board considered and authorized the management of Liberty Interactive to pursue the transactions contemplated by the Reorganization Agreement and all such further actions in furtherance thereof, and established a Split-Off Committee of the Board (the “Committee”) having the power to, among other things, set the date of the Redemption.  On February 22, 2018, in anticipation of the Split-Off, the Committee determined that, subject to the satisfaction or waiver (if applicable or permitted) of the conditions to the Split-Off, the Redemption would occur at 4:01 p.m., New York City time, on March 9, 2018, resulting in the Liberty Ventures Common Stock being delisted from the Nasdaq Global Select Market (“Nasdaq”).  As a result, upon the completion of the Split-Off, on March 9, 2018, Liberty Interactive notified Nasdaq and requested that the Liberty Ventures Common Stock, which traded under the symbols “LVNTA” and “LVNTB”, be delisted from Nasdaq effective on March 9, 2018 following the Split-Off Effective Time.  Liberty Interactive also requested that Nasdaq file a notification of removal from listing and/or registration of the Liberty Ventures Common Stock on Form 25 under Section 12(b) of the Securities and Exchange Act of 1934, as amended, with the SEC.

Item 7.01. Regulation FD Disclosure.

As previously reported, after market close on March 8, 2018, the Board approved the previously announced reattribution of certain assets and liabilities from Liberty Interactive’s Ventures Group to its QVC Group, which was effective immediately (the “Reattribution”).  In the Reattribution, certain assets and liabilities of the Ventures Group were reattributed to the QVC Group based on closing prices on March 8, 2018, as set forth in the press release attached hereto as Exhibit 99.1.

GCI Liberty drew the full $1 billion available under a margin loan credit facility consisting of an initial term loan in an aggregate principal amount of $1 billion (the “Initial Loans”) against its 42.7 million Series C shares of Liberty Broadband Corporation. A portion of the proceeds from the Initial Loans were used to make a distribution to Liberty Interactive to be used by Liberty Interactive within one year for the repurchase of QVC Group stock or to pay down certain debt pursuant to the terms of the Reorganization Agreement.  The distributed loan proceeds constituted a portion of the cash reattributed to the QVC Group.

On March 9, 2018, Liberty Interactive and GCI Liberty issued a joint press release (the “Press Release”) announcing the completion of the transactions contemplated by the Reorganization Agreement.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.                Financial Statements and Exhibits.

(b)                                 Pro forma financial information.  The information required to be filed pursuant to Items 2.01 and 9.01 pursuant to the Article II of Regulation S-X is filed herewith as Exhibit 99.2.

(d)                                 Exhibits.

Exhibit No.	Description
10.1

Tax Sharing Agreement, dated as of March 9, 2018, by and between Liberty Interactive Corporation and GCI Liberty, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by GCI Liberty, Inc. with the SEC on March 14, 2018 (File No. 001-38385) (the “8-K”)).

10.2

Indemnification Agreement, dated as of March 9, 2018, by and among Liberty Interactive Corporation, GCI Liberty, Inc., Liberty Interactive LLC and LV Bridge, LLC (incorporated by reference to Exhibit 10.2 to the 8-K).

99.1	Joint Press Release, dated March 9, 2018.
99.2	Condensed Pro Forma Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2018

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President